SUBSIDIARIES OF REGISTRANT



Name of Subsidiary                            Jurisdiction of Incorporation
------------------                            -----------------------------
eBroker USA.Com, Inc.                                   Colorado
American Fronteer Financial Corporation                 Colorado
RAF Services, Inc. of Texas                             Texas
RAF Services, Inc. of Louisiana                         Louisiana
RAF Services, Inc.                                      Nevada
Q6 Technologies, Inc.                                   Colorado
Secutron Corp.                                          Colorado
MidRange Solutions Corp.                                Colorado
eBanker USA.com, Inc.                                   Colorado
Fronteer Income Growth, Inc.                            British Virgin Islands
Corporate Net Solutions, Inc.                           Delaware
Fronteer Corporate Services, Inc.                       Colorado
Fronteer Asset Management Corporate, Inc.               Delaware
eFunds Global.Com Inc.                                  Colorado
Neuro Web, Inc.                                         Colorado
Neuro Web Canada, Inc.                                  Canada